DELUXE CORPORATION


                                       and


                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                                 as Rights Agent



                      AMENDED AND RESTATED RIGHTS AGREEMENT




                   Amended and Restated as of January 31, 1997





                                TABLE OF CONTENTS


                                                                            Page

Section 1.        Certain Definitions ......................................   1

Section 2.        Appointment of Rights Agent ..............................   5

Section 3.        Issue of Right Certificates ..............................   6

Section 4.        Form of Right Certificates ...............................   7

Section 5.        Countersignature and Registration ........................   8

Section 6.        Transfer, Split Up, Combination and
                        Exchange of Right Certificates; Lost, Stolen,
                        Destroyed or Mutilated Right Certificates ..........   8

Section 7.        Exercise of Rights; Purchase Price;
                        Expiration Date of Rights ..........................   9

Section 8.        Cancellation and Destruction of Right Certificates .......  11

Section 9.        Reservation and Availability of Shares of
                        Common Stock .......................................  12

Section 10.       Common Stock Record Date .................................  13

Section 11.       Adjustment of Purchase Price, Number and
                        Kind of Shares or Number of Rights .................  13

Section 12.       Certificate of Adjusted Purchase Price or
                        Number of Shares ...................................  20

Section 13.       Consolidation, Merger or Sale or Transfer of
                        Assets or Earning Power ............................  20

Section 14.       Fractional Rights and Fractional Shares ..................  23

Section 15.       Rights of Action .........................................  24

Section 16.       Agreement of Right Holders ...............................  24

Section 17.       Right Certificate Holder Not Deemed a Shareholder ........  25

Section 18.       Concerning the Rights Agent ..............................  25

Section 19.       Merger, Consolidation or Change of
                        Name of Rights Agent ...............................  26

Section 20.       Duties of Rights Agent ...................................  27

Section 21.       Change of Rights Agent ...................................  29

Section 22.       Issuance of New Right Certificates .......................  30

Section 23.       Redemption ...............................................  30

Section 24.       Exchange .................................................  31

Section 25.       Notice of Certain Events .................................  32

Section 26.       Notices ..................................................  33

Section 27.       Supplements and Amendments ...............................  34

Section 28.       Successors ...............................................  34

Section 29.       Benefits of this Agreement ...............................  34

Section 30.       Administration and Interpretation by Directors ...........  35

Section 31.       Severability .............................................  35

Section 32.       Governing Law ............................................  35

Section 33.       Counterparts .............................................  36

Section 34.       Descriptive Headings .....................................  36

Signatures        ..........................................................  37

Exhibit A--Form of Right Certificate ....................................... A-1




                                RIGHTS AGREEMENT


                  Agreement between Deluxe Corporation (formerly Deluxe Check Printers, Incorporated), a Minnesota corporation (the "Company"), and Norwest Bank Minnesota, National Association (the "Rights Agent"), as successor to The Bank of New York, a New York banking corporation (the "Prior Rights Agent"), as amended and restated as of January 31, 1997.


                               W I T N E S S E T H

                  WHEREAS, on February 5, 1988, the Board of Directors of the Company (as the composition of such Board of Directors may change from time to time, the "Board of Directors") authorized and declared a dividend of one Right (as hereinafter defined) for each share of Common Stock, par value $1.00 per share, of the Company outstanding on February 22, 1988 and authorized the issuance of one Right with respect to each share of Common Stock issued thereafter and prior to the earlier of the Distribution Date and the Expiration Date (as such terms are defined in Sections 3 and 7, respectively), each Right (individually a "Right" and collectively the "Rights") initially representing the right to purchase one share of Common Stock.

                  WHEREAS, on February 12, 1988, the Company and the Prior Rights Agent entered into a Rights Agreement (the "Original Rights Agreement") with respect to the Rights, which permitted its amendment and the appointment of a successor to the Prior Rights Agent.

                  WHEREAS, on November 8, 1996, the Board of Directors authorized the officers of the Company to amend and restate the Original Rights Agreement and appoint a new rights agent.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                  Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

                  (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, but shall not include (i) an Exempt Person, (ii) any Person acquiring beneficial ownership of Common Stock pursuant to a Permitted Offer or (iii) or any Person who becomes the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding (but less than 20%) and who (x) reported or is required to report such ownership on Schedule 13G under the Exchange Act (or any comparable or successor report) or on Schedule 13D under the Exchange Act (or any comparable or successor report), which Schedule 13D does not state any intention to or reserve the right to control or influence the management or policies of the Company or engage in any of the actions specified in Item 4 of such Schedule (other than the disposition of the Common Stock), (y), within 10 Business Days of being requested by the Company to advise it regarding the same, certifies to the Company that such Person acquired shares of Common Stock in excess of 14.9% inadvertently or without knowledge of the terms of the Rights and (z), together with all Affiliates and Associates, does not acquire additional shares of Common Stock after the date of the request by the Company referred to in clause (y) and while the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding; provided, however, that if the Person requested to so certify fails to do so within 10 Business Days, then such Person shall become an Acquiring Person immediately after such 10-Business-Day Period. For purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act.

                  (b) "Acquisition Event" shall mean any event described in
         Section 11(a)(ii) or Section 13(a).

                  (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                  (d) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

                           (i) which such Person or any of such Person's
                  Affiliates or Associates, directly or indirectly, has

                                    (A) the right to acquire (whether such right
                           is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights at any time prior to the occurrence of an Acquisition Event but thereafter including Rights acquired by such Person from and after the Distribution Date other than Rights acquired by such Person directly from the Company pursuant to Section 3(a) or Rights acquired by such Person upon adjustments under Section 11 or 22 to Rights that would not be deemed hereunder to be beneficially owned by such Person), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or

                                    (B) (1) the right to vote or dispose of or
                           (2) the "beneficial ownership" (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act) of (including without limitation pursuant to any agreement, arrangement or understanding (whether or not in writing)); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any securities if the agreement, arrangement or understanding to vote such securities (x) arises solely from a revocable proxy or consent given to such Person or any of such Person's Affiliates or Associates in response to a public proxy solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (y) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report) as being beneficially owned by such Person; or

                           (ii) which are beneficially owned, directly or
                  indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy that does not, as a result of the proviso to clause
                  (i)(B) of this Section 1(d), cause the holder thereof to be deemed to be the beneficial owner of such securities under clause (i)(B) of this Section 1(d)) or disposing of any voting securities of the Company.

                  (e) "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Minnesota are authorized or obligated by law or executive order to close.

                  (f) "Change in Majority of Directors" means that a majority of the Board of Directors of the Company are not Continuing Directors.

                  (g) "Close of Business" on any given date shall mean 5:00 P.M., Minneapolis, Minnesota time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Minneapolis, Minnesota time, on the next succeeding Business Day.

                  (h) "Common Stock," unless used with reference to a Person other than the Company, shall mean the shares of Common Stock, par value $1.00 per share (as such par value may be changed from time to time), of the Company. "Common Stock," when used with reference to any Person other than the Company, shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management of such Person or, if such Person is a Subsidiary of another Person, the Person or Persons that ultimately control such first-mentioned Person.

                  (i) "Continuing Director" shall mean any Person who is on the date of this Agreement a member of the Board of Directors, who continues to be a member of the Board of Directors and who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate. A "Continuing Director" shall also mean any Person who subsequently becomes a member of the Board of Directors, who continues to be a member of the Board of Directors, whose initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors and who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate.

                  (j) "Distribution Date" shall have the meaning set forth in
         Section 3.

                  (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, as in effect on the date of this Agreement.

                  (l) "Exempt Person" shall mean the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan.

                  (m) "Expiration Date" shall have the meaning set forth in
         Section 7.

                  (n) "Final Expiration Date" shall have the meaning set forth in Section 7.

                  (o) The terms "merger," "merge" and "consolidation" shall, if such action involves the Company, include, without limitation, any exchange, pursuant to a statutory exchange of voting stock under the Minnesota Business Corporation Act, of shares of one or more classes or series of voting stock of the Company (whether held by existing shareholders of the Company or newly issued by the Company) for shares of another corporation.

                  (p) "Permitted Offer" shall mean an acquisition of shares of Common Stock pursuant to a tender offer or an exchange offer for all outstanding shares of Common Stock determined, prior to a Change in Majority of Directors, by a majority of the Continuing Directors who are not officers of the Company, after receiving advice from one or more investment or financial advisers and such other advisers as the Board of Directors deems necessary or desirable to be (x) fair to the Company's shareholders and (y), to the extent deemed appropriate, otherwise in the best interests of the Company, its shareholders, employees, customers, suppliers and creditors, and the communities in which the Company does business.

                  (q) "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  (r) "Redemption Price" shall have the meaning set forth in
         Section 23.

                  (s) "Section 13 Event" shall mean any event described in clauses (x), (y) or (z) of Section 13(a).

                  (t) "Stock Acquisition Date" shall mean the date of the first public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or any Person that a Person has become an Acquiring Person.

                  (u) "Subsidiary" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                  (v) "Trading Day" shall have the meaning set forth in Section 11(d).

                  Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3, shall, prior to the Distribution Date, also be the holders of the Common Stock) in accordance with the terms and conditions of this Agreement, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable, and shall give the Rights Agent 10 days prior written notice of any such appointment. In no event shall the Rights Agent be liable for or have any duty to supervise any such Co-Rights Agent.

                  Section 3. Issue of Right Certificates.

                  (a) Until the earliest of (i) the Close of Business on the tenth day after the Stock Acquisition Date, (ii) the Close of Business on the tenth day after the date that a tender or exchange offer by any Person is first commenced (within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act), if, upon the consummation thereof, such Person would be an Acquiring Person or (iii) a Section 13 Event (the earliest of such dates described in clauses (i), (ii) and (iii) being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced by the certificates for Common Stock registered in the names of the holders thereof (which certificates for Common Stock shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company). The Company shall give the Rights Agent prompt written notice of the Distribution Date and as promptly as practicable following the Distribution Date, the Rights Agent will send, by first-class, postage prepaid mail, to each record holder of Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more Right Certificates, in substantially the form attached hereto as Exhibit A (the "Right Certificates"), evidencing one Right for each share of Common Stock so held. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11, at the time Right Certificates are distributed, the Company may, to the extent provided in Section 14(a), make the necessary and appropriate rounding adjustments (as set forth in Section 14(a)) so that Right Certificates are distributed representing only whole numbers of Rights and cash is paid in lieu of fractional Rights pursuant to Section 14(a). The Company shall give notice of such rounding adjustments to the Rights Agent as promptly as possible. As of, and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

                  (b) Rights have been issued in respect of all shares of Common Stock that are outstanding on the date of this Agreement and shall be issued in respect of all shares of Common Stock that are issued after the date of this Agreement and prior to the earlier of the Distribution Date and the Expiration Date.

                  (c) Certificates for Common Stock issued after the date of this Agreement but prior to the earlier of the Distribution Date and the Expiration Date shall bear substantially the following legend:

                  This certificate also evidences and entitles the holder hereof to certain Rights as set forth in an Amended and Restated Rights Agreement between Deluxe Corporation (the "Company") and Norwest Bank Minnesota, National Association dated as of January 31, 1997 (the "Rights Agreement"), the terms of which (including restrictions on the transfer of such Rights) are hereby incorporated herein by reference and a copy of which is on file at the principal executive office of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge after receipt of a written request therefor from such holder. Under certain circumstances set forth in the Rights Agreement, Rights issued to or held by any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and any subsequent holder of such Rights, whether currently held by or on behalf of such Person or any subsequent holder, shall become null and void.

With respect to Common Stock certificates outstanding on the date of this Agreement or subsequently becoming outstanding, until the earlier of the Distribution Date and the Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone, the registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

                  (d) Reference in this Agreement to certificates for Common Stock include uncertificated shares of Common Stock.

                  Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to exercise and of assignment to be printed on the reverse thereof) shall be in substantially the form attached hereto as Exhibit A and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. The Right Certificates shall be in machine printable form and in a format reasonably satisfactory to the Rights Agent. Subject to the provisions of Sections 11 and 22, the Right Certificates, whenever distributed shall show the date of countersignature, and on their face shall entitle the holders thereof to purchase such number of shares of Common Stock as shall be set forth therein at the price per share set forth therein (the "Purchase Price"), but the number of such shares and the Purchase Price thereof shall be subject to adjustment as provided herein.

                  Section 5. Countersignature and Registration.

                  (a) The Right Certificates shall be executed on behalf of the Company, unless otherwise determined by the Board of Directors (which other determination shall be promptly transmitted to the Rights Agent), by its chief executive officer, chief financial officer or any other officer of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by an authorized signatory of the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed or whose facsimile signature shall appear on any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates may, nevertheless, be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the signing of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement such person was not such an officer. In case any authorized signatory of the Rights Agent who shall have countersigned any of the Right Certificates shall cease to be such signatory before delivery by the Company, such Right Certificates, nevertheless, may be issued and delivered by the Company with the same force and effect as though the person who countersigned such Right Certificates had not ceased to be such signatory; and any Right Certificate may be countersigned on behalf of the Rights Agent by any person who, at the actual date of the countersignature of such Right Certificate, shall be a proper signatory of the Rights Agent to countersign such Right Certificate, although at the date of the execution of this Agreement any such person was not such a signatory.

                  (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Right Certificates upon exercise or transfer, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

                  Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Lost, Stolen, Destroyed or Mutilated Right Certificates.

                  (a) Subject to the provisions of Section 7(e) and Section 14, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, evidencing a like number of Rights and entitling the registered holder to purchase a like number of shares of Common Stock or other securities, cash or assets, as the case may be, as the Right Certificate or Right Certificates surrendered then evidenced and entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office or offices of the Rights Agent designated for such purpose together with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have duly completed and executed the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. The Company shall give the Rights Agent instructions regarding the disposition of any Right Certificate the Beneficial Owner or former Beneficial Owner of which is or was an Acquiring Person or an Affiliate or Associate thereof. The Rights Agent shall not be liable for issuing or refusing to issue a Right Certificate in accordance with any instructions given to it by the Company pursuant to this Section 6. If the Beneficial Owner or former Beneficial Owner of the Right Certificate is not or was not an Acquiring Person or an Affiliate or Associate thereof, the Rights Agent shall, subject to Section 7(e), countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment from the Rights holder of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

                  (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them together with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, and, at the Company's or the Rights Agent's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

                  Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

                  (a) Subject to Section 7(e), the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including, without limitation, the restrictions on exercisability set forth in Sections 9(c) and 11(a)(iii)), in whole or in part, at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to exercise on the reverse side thereof duly completed and executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose together with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, and together with payment of the Purchase Price for each share of Common Stock (or other securities or property, as the case may be) as to which the Rights evidenced by such Right Certificate are exercised, at or prior to the earlier of
(i) the Close of Business on January 31, 2007 (the "Final Expiration Date"), or
(ii) the time at which the Rights are redeemed as provided in Section 23 (such earlier of the times provided in clauses (i) and (ii) being herein referred to as the "Expiration Date").

                  (b) The Purchase Price for each share of Common Stock acquired pursuant to the exercise of a Right shall initially be $150.00, shall be subject to adjustment from time to time as provided in Sections 11 and 13 and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

                  (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to exercise duly completed and executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price for each share of Common Stock (or other securities or property, as the case may be) to be purchased and an amount equal to any applicable transfer tax in cash, or by certified check or bank draft payable to the order of the Company, the Rights Agent shall, subject to Section 20(k), thereupon promptly (i) requisition from any transfer agent of the shares of Common Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the number of shares of Common Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with
Section 14, (iii) promptly after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder in writing, and (iv) promptly after receipt thereof, deliver such cash for fractional shares to or upon the order of the registered holder of such Right Certificate.

                  (d) Subject to the provisions of Section 14, if the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to such holder's duly authorized assigns.

                  (e) Notwithstanding anything in this Agreement to the contrary, from and after the occurrence of an Acquisition Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person or an Associate or Affiliate of an Acquiring Person who becomes a transferee after such Acquiring Person becomes such, and (iii) a transferee of an Acquiring Person or an Associate or Affiliate of an Acquiring Person who becomes a transferee prior to or concurrently with such Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from such Acquiring Person or Associate or Affiliate to or on behalf of holders of equity interests in such Acquiring Person or Associate or Affiliate or to any Person with whom such Acquiring Person or Associate or Affiliate has any continuing oral or written plan, agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which a majority of the Continuing Directors (or, if there are no Continuing Directors, the Board of Directors) concludes in good faith is a part of an oral or written plan, agreement, arrangement or understanding which has as a primary purpose or effect avoidance of this Section 7(e), shall become null and void without any further action, and any holder of such Rights shall have no rights whatsoever with respect to such Rights under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this
Section 7(e) are complied with, but shall have no liability to any holder of Rights or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates or Associates or the transferees thereof hereunder.

                  (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) duly completed and executed the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request together with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request.

                  The Company shall give the Rights Agent instructions regarding any action to be taken or omitted with respect to any Right Certificate the Beneficial Owner or former Beneficial Owner of which is or was an Acquiring Person or an Affiliate or Associate thereof. The Rights Agent shall not be liable for any action taken or omitted by it in accordance with any instructions given to it by the Company pursuant to this Section 7(f).

                  Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver from time to time all cancelled Right Certificates to the Company.

                  Section 9. Reservation and Availability of Shares of Common Stock.

                  (a) The Company will use its best efforts to cause to be reserved and keep available, out of its authorized and unissued shares of Common Stock, the number of shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Rights.

                  (b) So long as the shares of Common Stock issuable upon the exercise of Rights may be listed on any national securities exchange, the Company will use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

                  (c) The Company will use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of an Acquisition Event or as soon as is required by law, as the case may be, a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities or (B) the Expiration Date. The Company will also take such action as may be appropriate under the blue sky or securities laws of the various states. The Company may temporarily suspend, for a period of time not to exceed 90 days, the exercisability of the Rights in order to prepare and file any required registration statement. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. The Company shall give written notice to the Rights Agent of all public announcements made pursuant to the foregoing sentence. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained.

                  (d) The Company will take all such action as may be necessary to assure that all shares of Common Stock (or other securities, as the case may be) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

                  (e) The Company will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates and of any certificates for shares of Common Stock or other securities, as the case may be, upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates for shares of Common Stock or other securities, as the case may be, in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates for shares of Common Stock or other securities, as the case may be, upon the exercise of any Right until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

                  Section 10. Common Stock Record Date. Each Person in whose name any certificate for shares of Common Stock (or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Common Stock (or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the applicable Purchase Price (and any applicable transfer taxes) was made and shall show the date of countersignature by the Rights Agent; provided, however, that if the date of such surrender and payment is a date upon which the Common Stock (or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which such transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

                  Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                  (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the outstanding Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the outstanding Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and in Section 7(e), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Common Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                  (ii) In the event that any Person shall become an Acquiring Person, subject to Section 7(e), proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of the number of shares of Common Stock for which such Right was exercisable immediately prior to the occurrence of such Acquisition Event, such number of shares of Common Stock as shall be equal to the result obtained by (x) multiplying the then current Purchase Price by the number of shares of Common Stock for which a Right was exercisable immediately prior to the date that a Person became an Acquiring Person, and dividing that product by (y) 50% of the current market price of one share of the Common Stock (determined pursuant to Section 11(d)) on the date of such occurrence.

                  (iii) In the event that there shall not be sufficient authorized but unissued shares of Common Stock of the Company to permit the exercise in full of the Rights, the Company shall use its best efforts to have the shareholders of the Company take all such action as may be necessary to authorize additional shares of Common Stock of the Company for issuance upon exercise of the Rights. If a majority of the Continuing Directors of the Company determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the Company may suspend the exercisability of the Rights to the extent necessary (but not more than 90 days for the Company to seek shareholder approval for the authorization of such additional shares. In the event of any suspension under this Section 11(a)(iii), the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at the time such suspension is no longer in effect.

                  (b) In the case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into Common Stock) less than the current market price of one share of Common Stock on such record date (as determined pursuant to Section 11(d)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase, at such current market price, and the denominator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by a majority of the Continuing Directors (or, if there are no Continuing Directors, the Board of Directors), whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent. Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                  (c) In case the Company shall fix a record date for a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or cash or non-cash assets (other than (i) a regular periodic cash dividend or (ii) a dividend payable in Common Stock, but including any dividend payable in stock other than Common Stock) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price of one share of the Common Stock on such record date (as determined pursuant to Section 11(d)), less the fair market value (as determined in good faith by a majority of the Continuing Directors or, if there are no Continuing Directors, the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the evidences of indebtedness or cash or non-cash assets so to be distributed on, or of such subscription rights or warrants applicable to, one share of the Common Stock, and the denominator of which shall be such current market price of one share of the Common Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                  (d) For the purpose of any computation hereunder, the "current market price" of one share of the Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current market price of one share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (i) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or (ii) any subdivision, combination or reclassification of such Common Stock, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" per one share of such Common Stock shall be appropriately adjusted to take into account ex-dividend trading. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on last sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use or, if on any such day the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by a majority of the Continuing Directors (or, if there are no Continuing Directors, the Board of Directors). If on any such day no market maker is making a market in the Common Stock, the fair value of such shares on such day as determined in good faith by a majority of the Continuing Directors (or, if there are no Continuing Directors, the Board of Directors) shall be used in lieu of the closing price for such day. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, the "current market price" of one share of such Common Stock shall be deemed to be the fair value per share of such Common Stock as determined in good faith by a majority of the Continuing Directors (or, if there are no Continuing Directors, the Board of Directors), whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                  (e) Anything herein to the contrary notwithstanding, except the last sentence of this Section 11(e), no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment which would be required by this Section 11, but for the first sentence of this Section 11(e), shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the Expiration Date.

                  (f) If as a result of an adjustment made pursuant to Section 11(a) or 13(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Common Stock shall apply on like terms to any such other shares.

                  (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Common Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                  (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares (calculated to the nearest ten-thousandth) of Common Stock obtained by
(i) multiplying (x) the number of shares covered by a Right immediately prior to such adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                  (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of shares of Common Stock issuable upon the exercise of a Right. Each of the Rights outstanding after such adjustment in the number of Rights shall be exercisable for the number of shares of Common Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right djustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

                  (j) Irrespective of any adjustment or change in the Purchase Price or the number of shares of Common Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares which were expressed in the initial Right Certificates issued hereunder.

                  (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Rights, the Company shall take all corporate action, if any, which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon exercise of the Rights.

                  (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the number of shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares or securities (fractional or otherwise) upon the occurrence of the event requiring such adjustment.

                  (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this
Section 11, as and to the extent that in their sole discretion a majority of the Continuing Directors (or, if there are no Continuing Directors, the Board of Directors) shall determine to be advisable in order that any (i) combination or subdivision of the Common Stock, (ii) issuance wholly for cash of any shares of Common Stock at less than the current market price of one share of the Common Stock, (iii) issuance wholly for cash of securities which by their terms are convertible into or exchangeable for shares of Common Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this
Section 11, hereafter made by the Company to holders of its Common Stock shall not be taxable to such shareholders.

                  (n) The Company shall not, at any time after the Distribution Date and prior to the Expiration Date, (i) consolidate with, (ii) merge with or into or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or its Subsidiaries) if at the time of or immediately after such consolidation, merger or sale or transfer or such other transaction (x) there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) with respect to a transaction of the kind listed in Section 11(a)(ii), there are not sufficient unissued, unreserved shares of Common Stock of the Company to permit the exercise in full of the Rights.

                  (o) The Company shall not, after the Stock Acquisition Date, except as permitted by Section 23 or 27, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights unless such action is approved by a majority of the Continuing Directors.

                  Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 and 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment and the Purchase Price resulting from such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of record of a Right Certificate (or, if prior to the Distribution Date, to each holder of record of a certificate representing shares of Common Stock) in accordance with
Section 26. The Company shall also give prompt written notice of any suspension of the exercisability of the Rights as well as the termination of any such suspension to the Rights Agent. Any notice of suspension shall, if practicable, specify the duration of such suspension. The Rights Agent shall be fully protected in relying on the most recent of any such certificate and/or notice which it has received and on any information therein contained.

                  Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

                  (a) In the event that, directly or indirectly,

                           (x) the Company shall consolidate with, or merge with
                  and into, any other Person (other than a Subsidiary of the Company), and the Company shall not be the continuing or surviving corporation of such consolidation or merger,

                           (y) any Person (other than a Subsidiary of the
                  Company) shall consolidate with the Company, or merge with and into the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock held by existing shareholders of the Company shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or

                           (z) the Company shall sell or otherwise transfer (or
                  one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or its Subsidiaries), and following such event any Person is an Acquiring Person, then, and in each such case, except as contemplated by Section 13(e), proper provision shall be made so that: (i) each holder of a Right (except as otherwise provided herein), shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price (without taking into account any adjustment previously made pursuant to Section 11(a)(ii)) in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable shares of Common Stock of the Principal Party (as hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of shares of Common Stock for which a Right is exercisable (or would have been exercisable had a Distribution Date occurred) immediately prior to the first occurrence of a
Section 13 Event and dividing that product by (2) 50% of the current market price (determined in accordance with the method set forth in Section 11(d)) per whole share of the Common Stock of such Principal Party on the date of consummation of such consolidation, merger, sale or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 shall apply to such Principal Party;
(iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with Section 9) in connection with the consummation of any such transaction as may be necessary to assure that the provisions of this Agreement shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) shall be of no effect following the first occurrence of any Section 13 Event.

                  (b) "Principal Party" shall mean

                  (i) in the case of any transaction described in (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, or if no securities are so issued, the Person that is the other party to such merger or consolidation; and

                  (ii) in the case of any transaction described in (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person, and
(2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

                  (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this
Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer mentioned in paragraph (a) of this
Section 13, the Principal Party will:

                  (i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights, on an appropriate form, and use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (1) the date as of which the Rights are no longer exercisable for such securities or (2) the Expiration Date; and

                  (ii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

                  (d) The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

                  (e) Notwithstanding anything in this Agreement to the contrary, Section 13 shall not be applicable to a Section 13 Event if either (1)
(i) such Section 13 Event is consummated with a Person or Persons who acquired Common Stock pursuant to a Permitted Offer (or a wholly owned Subsidiary of any such Person or Persons), (ii) the price per share of Common Stock offered in such Section 13 Event is not less than the price per share of Common Stock paid to all holders of Common Stock whose shares were purchased pursuant to a Permitted Offer and (iii) the form of consideration being offered to the remaining holders of Common Stock pursuant to such Section 13 Event is the same as the form of consideration paid pursuant to such Permitted Offer or (2) prior to its occurrence such Section 13 Event is approved by a majority of the Continuing Directors prior to a Change in Majority of Directors. Upon consummation of any such transaction contemplated by this Section 13(e), all Rights hereunder shall expire.

                  (f) The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that any Section 13 Event shall occur at any time after the occurrence of a transaction described in Section 11(a)(ii), the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a) and shall no longer be exercisable in the manner provided under Section 11(a)(ii).

                  Section 14. Fractional Rights and Fractional Shares.

                  (a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date, or to distribute Right Certificates which evidence fractional Rights. The Company may, in lieu of such fractional Rights, pay to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such day the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by a majority of the Continuing Directors (or, if there are no Continuing Directors, the Board of Directors). If on any such day no market maker is making a market in the Rights, the fair value of the Rights on such day as determined in good faith by a majority of the Continuing Directors (or, if there are no Continuing Directors, the Board of Directors) shall be used in lieu of the closing price for such day.

                  (b) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock upon exercise of the Rights or to distribute certificates which evidence fractional shares. The Company may, in lieu of such fractional shares, pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value per whole share of such Common Stock or capital stock. For purposes of this Section 14(b), the current market value per whole share of Common Stock or other capital stock shall be the closing price of a share of such Common Stock or other capital stock (as determined in accordance with the method set forth in Section 11(d)) for the Trading Day immediately prior to the date of such exercise.

                  (c) Every holder of Rights by accepting the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, if cash payments are made to such holder as permitted by this Section 14.

                  Section 15. Rights of Action. All rights of action in respect of this Agreement are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, of the associated Common Stock certificates); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of any associated Common Stock certificate), without the consent of the Rights Agent or of any holder of a Right Certificate (or, prior to the Distribution Date, of an associated Common Stock certificate), may, in such holder's own behalf and for such holder's own benefit, enforce and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise the Rights evidenced by such Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Agreement.

                  Section 16. Agreement of Right Holders. Every holder of Rights by accepting the Rights consents and agrees with the Company and the Rights Agent and with every other holder of Rights that:

                  (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Stock;

                  (b) on or after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer together with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request; and

                  (c) subject to Sections 6(a) and 7(f), the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

Notwithstanding anything in this Agreement or the Rights to the contrary, the Company, the Rights Agent, the Board of Directors and the Continuing Directors shall not have any liability to any holder of a Right or other Person as a result of the inability of the Company or the Rights Agent to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company shall use its best efforts to have any such order, decree or ruling lifted, dissolved or overturned at the earliest possible time.

                  Section 17. Right Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions of this Agreement.

                  Section 18. Concerning the Rights Agent.

                  (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including, without limitation, attorneys' fees and expenses and any other costs and expenses of defending against any claim of such liability.

                  (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for Common Stock or for other securities of the Company, instruction, adjustment or suspension notice, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged by the proper person or persons.

                  In addition to the foregoing, the Rights Agent shall be protected and shall incur no liability for, or in respect of, any action taken or omitted by it in connection with its administration of this Agreement in reliance upon (i) the proper execution of the certification concerning beneficial ownership contained in the Form of Assignment and in the Form of Election to Exercise included as part of Exhibit A hereto (the "Certification"), unless the Rights Agent shall have actual knowledge that, as executed, the Certification is untrue or (ii) the non-execution or failure to complete the Certification including, without limitation, any refusal to honor any otherwise permissible assignment or election by reason of such non-execution or failure.

                  Section 19. Merger, Consolidation or Change of Name of Rights Agent.

                  (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of
Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

                  (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

                  Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates (or, prior to the Distribution Date, the associated Common Stock certificates), by their acceptance of the Rights, shall be bound:

                  (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                  (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of the "current per share market price") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                  (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct, and the issuance or non-issuance of a Right Certificate in accordance with instructions given to the Rights Agent by the Company pursuant to Section 6(a) or
         Section 7(f) shall not constitute negligence, bad faith or willful misconduct.

                  (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates or be required to verify the same (except as to its countersignature thereof), but all such statements and recitals are and shall be deemed to have been made by the Company only.

                  (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or 13 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock of the Company or any other Person to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Common Stock of the Company or any other Person will, when so issued, be validly authorized and issued, fully paid and nonassessable.

                  (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                  (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered in good faith by it in accordance with instructions of any such officer. At any time the Rights Agent may apply to the Company for written instructions with respect to any matter arising in connection with the Rights Agent's duties and obligations under this Agreement. Such application by the Rights Agent may, at the Rights Agent's option, set forth in writing any action proposed to be taken or omitted by the Rights Agent with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken or omitted in accordance with a proposal included in any such application on or after the date specified therein, which date shall not be less than (3) business days after the Company receives such application, without consent, unless, prior to taking or omitting any such action, the Rights Agent has received written instructions in response to such application specifying the action to be taken or omitted.

                  (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company or its Subsidiaries may be interested, or contract with or lend money to the Company or its Subsidiaries or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or its Subsidiaries or for any other legal entity.

                  (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, that reasonable care was exercised in the selection thereof.

                  (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights or powers if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                  (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise of transfer, the form of assignment or form of election to purchase, as the case may be, has either not been duly completed and executed or indicates an affirmative response to enumerated clause 1 and/or 2 of such Right Certificate, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

                  Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock by registered or certified mail, and to the registered holders of the Right Certificates (or, prior to the Distribution Date, the associated Common Stock certificates) by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock by registered or certified mail, and if such removal occurs on or after the Distribution Date to the registered holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the registered holder of a Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) who shall, with such notice, submit such holder's Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) for inspection by the Company, then the Rights Agent or the registered holder may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of Minnesota or New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of Minnesota or New York), in good standing, having an office in the State of Minnesota or New York which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $5 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent all property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose of such delivery and transference. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and if such effective date is on or after the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                  Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may: (a) at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement; and (b) if deemed necessary or appropriate by the Board of Directors, issue Right Certificates representing the appropriate number of Rights in connection with the sale or issuance (including upon exercise of any stock option or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company) of shares of Common Stock following the Distribution Date and prior to the Expiration Date; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

                  Section 23. Redemption.

                  (a) The Board of Directors may, at its option, at any time prior to the earlier of the Close of Business (i) on the Stock Acquisition Date or (ii) on the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of this Agreement (such redemption price being hereinafter referred to as the "Redemption Price"); provided, however, that upon a Change in Majority of Directors, no such redemption shall be made until 180 days after a Change in Majority of Directors. The Board of Directors and the Company shall not have any liability to any Person as a result of the redemption of Rights pursuant to the terms hereof.

                  (b) Immediately upon the action of the Board of Directors of the Company redeeming the Rights pursuant to Section 23(a), evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors, redeeming the Rights pursuant to Section 23(a), the Company shall give notice of such redemption to the Rights Agent and the registered holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Company maintained by the Company, the Rights Agent or the transfer agent for the Common Stock, as the case may be. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

                  Section 24. Exchange.

                  (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii)) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of this Agreement (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding.

                  (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e)) held by each holder of Rights.

                  (c) In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights.

                  (d) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this paragraph (d), the current market value of a share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d)(i)) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

                  Section 25. Notice of Certain Events.

                  (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class (other than Common Stock) to the holders of Common Stock or to make any other distribution to the holders of Common Stock (other than a regular periodic cash dividend), (ii) to offer to the holders of Common Stock rights or warrants to subscribe for or to purchase any additional Common Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision of outstanding shares of Common Stock), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or a series of related transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons, other than a merger in which the Company is the surviving corporation and no vote of shareholders of the Company is required to consummate the merger or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each registered holder of a Right Certificate and the Rights Agent to the extent feasible and in accordance with Section 26, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of shares of the Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the shares of Common Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Common Stock, whichever shall be the earlier.

                  (b) In case any Acquisition Event shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each registered holder of a Right Certificate and the Rights Agent, to the extent feasible and in accordance with Section 26, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii).

                  Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                  Deluxe Corporation
                  P.O. Box 64399
                  Saint Paul, Minnesota 55164-0399
                  Attention:  General Counsel

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                  Norwest Bank Minnesota, National Association
                  Shareowner Services
                  161 North Concord Exchange
                  South St. Paul, Minnesota 55075

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company maintained by the Company, the Rights Agent or the transfer agent for the Common Stock, as the case may be.

                  Section 27. Supplements and Amendments. The Company and the Rights Agent shall from time to time, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates (or, prior to the Distribution Date, the associated Common Stock certificates) in order (i) to cure any ambiguity herein, (ii) to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, (iii) to extend the period of redemption provided for in Section 23 or the Final Expiration Date, notwithstanding anything to the contrary provided in clause (v), (iv) prior to the Distribution Date, to otherwise amend or supplement any provision herein in any manner which the Company may deem necessary or desirable to effectuate the purposes of this Agreement or (v) following the Distribution Date, to otherwise amend or supplement any provision herein in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or any Affiliate or Associate thereof); provided, however, that this Agreement may not be supplemented or amended in any way (other than pursuant to clauses (i) and (ii) above) at any time (x) after there is an Acquisition Event or (y) during the period beginning on a Change in Majority of Directors and ending 180 days thereafter, without the consent of a majority of the Continuing Directors and provided, further, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, a period relating to when the Rights may be redeemed if at the time of such supplement or amendment, the Rights are not redeemable. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this
Section 27, the Rights Agent shall execute such supplement or amendment unless the Rights Agent shall have determined in good faith that such supplement or amendment would adversely affect its interests under this Agreement. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

                  Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the associated Common Stock certificates) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the associated Common Stock certificates).

                  Section 30. Administration and Interpretation by Directors. The Board of Directors (and/or, as provided for herein, the Continuing Directors) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or the Company (and/or, as provided herein, a majority of the Continuing Directors, as the case may be) or necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to interpret this Agreement and to make all determinations deemed necessary or advisable for the administration of this Agreement. Any action which, pursuant to this Agreement, may not be taken without the consent, approval or determination of a majority of Continuing Directors may not be taken if the Company, at the time of the proposed action, has no Continuing Directors. All such acts, interpretations and determinations done or made by the Board of Directors and/or a majority of the Continuing Directors in good faith shall be final, conclusive and binding on the Company, the Rights Agent and the holders of the Rights. Accordingly, the Board of Directors and the Continuing Directors, as the case may be, shall not be liable to the holders of the Rights or any other party for any determination made, action taken or action omitted to be taken pursuant to the terms of this Agreement, if such determination, action or omitted action was made or taken or omitted in good faith.

                  Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement or the Rights to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors (together with a majority of the Continuing Directors if at such time the Company has, or at any time prior thereto had, an Acquiring Person) determines in its, or their, good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 shall be reinstated and shall not expire until the Close of Business on the fifteenth day following the date of such determination.

                  Section 32. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Minnesota and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; provided, however, the rights and obligations of the Rights Agent hereunder shall be governed by the laws of the State of Minnesota.

                  Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Agreement to be duly executed as of the day and year first above written.


                                     DELUXE CORPORATION


                                     By  /s/John A. Blanchard, III
                                         --------------------------------------
                                         Its  Chief Executive Officer, President
                                                and Chairman of the Board



                                     NORWEST BANK MINNESOTA,
                                       NATIONAL ASSOCIATION,
                                       AS RIGHTS AGENT


                                     By  /s/ Barbara M. Novak
                                         --------------------------------------
                                         Its  Assistant Vice President




                                                                       Exhibit A


                           [Form of Right Certificate]


Certificate No.  R-                                     _________________ Rights

                  NOT EXERCISABLE AFTER JANUARY 31, 2007 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO OR HELD BY ANY ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) BECOME VOID.


                                Right Certificate
                               DELUXE CORPORATION

                  This certifies that ____________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement dated as of January 31, 1997 (the "Rights Agreement") between Deluxe Corporation, a Minnesota corporation (the "Company"), and Norwest Bank Minnesota, National Association (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Minneapolis, Minnesota time) on January 31, 2007, at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one fully paid, nonassessable share of the Common Stock (the "Common Stock") of the Company, at a purchase price of $150.00 (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Exercise duly completed and executed. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are, except for adjustments required pursuant to the Rights Agreement, the number and Purchase Price as of ____________ , based on the Common Stock as constituted at such date.

                  As provided in the Rights Agreement, the Purchase Price and the number of shares of Common Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, including Acquisition Events.

                  This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and are also available upon written request to the Rights Agent.

                  This Right Certificate, with or without other Right Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose together with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

                  Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right (subject to adjustment in certain circumstances).

                  No fractional shares of Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby, if in lieu thereof a cash payment is made, as provided in the Rights Agreement.

                  No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of the Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

                  This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                  WITNESS the manual or facsimile signature of the proper officer of the Company.

         Dated:  ________________



ATTEST:                                DELUXE CORPORATION



___________________________________    By _____________________________________
Title                                     Title:




Countersigned:

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION


By _______________________________
   Authorized Signature

Dated: ________________________________





                   [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such holder desires to transfer the Right Certificate)

                  FOR VALUE RECEIVED___________________________________________
hereby sells, assigns and transfers unto_______________________________________
_______________________________________________________________________________
                  (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

                  The undersigned hereby certifies (after due inquiry and to the best of its knowledge) by checking the appropriate boxes that:

                  (1)      this Right Certificate
                                                 [  ] is
                                                      or
                                                 [  ] is not

being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement); and

                  (2)      the undersigned
                                                 [  ] did
                                                      or
                                                 [  ] did not

acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:  ___________________                  ___________________________________
                                             Signature

Signature Guaranteed:                        (Signature must conform in all
Signatures must be guaranteed                respects to name of holder as
by an eligible guarantor institution         specified on the face of this
(banks, stockbrokers, savings and loan       Right Certificate)
associations and credit unions with
membership in an approved signature
guarantee Medallion program), pursuant
to SEC Rule 17Ad-15.




                          FORM OF ELECTION TO EXERCISE

                  (To be executed if holder desires to exercise
                  Rights represented by the Right Certificate)

To DELUXE CORPORATION:

                  The undersigned hereby irrevocably elects to exercise ________ _____________________________ Rights represented by this Right Certificate to purchase the shares of Common Stock issuable upon the exercise of such Rights (or such other securities of the Company or of any other Person which may be issuable upon exercise of the Rights) and requests that certificates for such shares be issued in the name of:

Please insert social security
or other taxpayer identifying number:  _______________________


________________________________________________________________________________
                         (Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other taxpayer identifying number:  _______________________


________________________________________________________________________________
                         (Please print name and address)

                  The undersigned hereby certifies (after due inquiry and to the best of its knowledge) by checking the appropriate boxes that:

                  (1)      the Rights evidenced by this Right Certificate
                                                 [  ] are
                                                      or
                                                 [  ] are not

being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement); and

                  (2)      the undersigned
                                                 [  ] did
                                                      or
                                                 [  ] did not

acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:  ____________________


                                         _______________________________________
                                         Signature

                                         (Signature must conform in all
                                         respects to name of holder as specified
                                         on the face of this Right Certificate)



Signature Guaranteed:
Signatures must be guaranteed
by an eligible guarantor institution
(banks, stockbrokers, savings and loan
associations and credit unions with
membership in an approved signature
guarantee Medallion program), pursuant
to SEC Rule 17Ad-15.